UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 12, 2011 (April 12, 2011)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events.

On April 11, 2011, Tenet Healthcare Corporation (“Tenet”) publicly released the Medicare Observation Rate (as defined below) for Tenet’s hospitals for calendar year 2009, as well as the Medicare Observation Rate in CY2009 for each of four other U.S. hospital management companies, but not the Medicare Observation Rate for the hospitals affiliated with Vanguard Health Systems, Inc. (“Company”).

Although the Medicare Observation Rate is not a statistic that the Company normally reports, the Company is releasing information in this report that the composite Medicare Observation Rate in calendar year 2009 for the Company’s affiliated hospitals owned in 2009 was 10.8%. The term “Medicare Observation Rate” is defined as total unique observation claims divided by the sum of total unique observation claims and total inpatient short-stay acute care hospital claims. The Company’s 10.8% rate for CY 2009 compares to the national average Medicare Observation Rate of 12.6% for calendar year 2009 (as such national average was reported by Tenet in Exhibit 99.2 to its Current Report on Form 8-K dated April 11, 2011). Tenet reported in said Form 8-K that such national average represents all short-stay acute care hospitals with emergency departments and observation stays, with the exception of critical access hospitals, for a total of 3,004 hospitals in 2009; and that its source for such national average was the Centers for Medicare & Medicaid Services’ Outpatient Standard Analytic Files (“SAFs”) for CYs 2006-2009 and the Inpatient Prospective Payment System SAFs for CYs 2006-2009.

In its affiliated hospitals the Company uses the independent, evidence-based, clinical criteria  developed by McKesson Corporation, commonly  known as the InterQual Criteria, to determine whether a patient qualifies for inpatient admission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   April 12, 2011                                    VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel & Secretary